                                                                     Exhibit 2.2
                              AMENDMENT NUMBER ONE
                                       TO
         CARBONIC INDUSTRIES CORPORATION/AIRGAS, INC. MERGER AGREEMENT
         =============================================================

     THIS AMENDMENT NUMBER ONE (this "Amendment") is being executed and delivered by and among Airgas, Inc., a Delaware corporation ("Airgas") Airgas Carbonic Industries, Inc., a Delaware corporation ("Sub"), Carbonic Industries Corporation, a Florida corporation ("CIC") and the individuals identified below as members of the CIC Shareholders' Agent Committee (the "Committee"), and is dated as of May 5, 1997, in order to amend that certain Agreement and Plan of Merger by and among Airgas, Sub and CIC and dated as of March 12, 1997 (the "Merger Agreement") and by which Airgas, Sub, CIC and the Committee, in consideration of the mutual promises contained in the Merger Agreement and in this Amendment and other good and valuable consideration (the sufficiency, mutuality and adequacy of which are hereby acknowledged), hereby agree as follows:

     1.   Amendment to (S)2.1(c).
          ----------------------

          (a) Merger Agreement (S)2.1(c) is hereby amended by deleting (S)2.1(c) in its entirety and inserting in lieu thereof the following:

          Airgas Stock Price.  "Airgas Stock Price" shall be deemed to be $15.75
          ------------------
          per share of Airgas Common Stock.

          (b) All uses of the defined term "Average Airgas Price" in the Merger Agreement shall be deemed to be uses of the defined term "Airgas Stock Price."

     2.   No Other Effect on the Merger Agreement.  Except as amended by this
          ---------------------------------------
Amendment, the Merger Agreement remains in full force and effect.

     3.   Miscellaneous.
          -------------

          (a) Captions; Certain Definitions.  Titles and captions of or in this
              -----------------------------
Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. The parties to this Amendment agree to all definitions in this Amendment. A capitalized term in this Amendment has the same meaning as it has as a capitalized term in the Merger Agreement unless the context clearly indicates to the contrary.

          (b) Counterparts.  This Amendment may be executed in one or more
              ------------
counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

Amendment Number One to
Carbonic Industries Corporation/
Airgas, Inc. Merger Agreement page 2 of 2
-----------------------------------------


     DULY EXECUTED and delivered by Airgas, Sub, CIC and the Committee, effective as set forth above.

                              AIRGAS, INC.

                                   /s/ Andrew R. Cichocki
                              By:  ________________________
                                   Andrew R. Cichocki
                                   Vice President

                              AIRGAS CARBONIC INDUSTRIES, INC.

                                   /s/ Andrew R. Cichocki
                              By:  ------------------------
                                   Andrew R. Cichocki
                                   Vice President


                              CARBONIC INDUSTRIES CORPORATION

                                  /s/ J. Vernon Hinely
                              By: _________________________
                                  J. Vernon Hinely
                                  Chairman and President


                              THE MEMBERS OF THE CIC
                              SHAREHOLDERS' AGENT COMMITTEE

                              /s/ J. Vernon Hinely
                              -----------------------------
                              J. Vernon Hinely

                              /s/ John A. Toepke
                              -----------------------------
                              John A. Toepke

                              /s/ Jonathan I. Wax
                              -----------------------------
                              Jonathan I. Wax


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